EXHIBIT 10.12

AZTAR CORPORATION NONQUALIFIED RETIREMENT PLAN TRUST

Between

AZTAR CORPORATION

And

STATE STREET BANK AND TRUST COMPANY

Table of Contents
ARTICLE I Section 1.1 Section 1.2 Section 1.3 Section 1.4 Section 1.5

Establishment of Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Trustee Responsibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Fund Allocation to Participants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Fund Allocation Following Change in Control. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Change in Control. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

2 4 4 5 5
ARTICLE II Section 2.1 Section 2.2 Section 2.3 Section 2.4

Funding of Trust and Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Company as Owner. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
NON-ERISA Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Participants as Unsecured Creditors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

7 7 8 8
ARTICLE III Section 3.1 Section 3.2 Section 3.3 Section 3.4 Section 3.5 Section 3.6 Section 3.7

Recordkeeping After Change in Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Information to be Provided to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Payments to Participants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Company Insolvency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Satisfaction of Plan Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Payments to Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Tax Withholding. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

8 8 10 11 13 13 14
ARTICLE IV Section 4.1 Section 4.2 Section 4.3 Section 4.4 Section 4.5 Section 4.6 Section 4.7

Standard of Care. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Investment of Trust Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Securities; Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Company Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Proxies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Trustee Powers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Investment Managers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

14 14 17 17 17 18 18
ARTICLE V Section 5.1 Section 5.2 Section 5.3 Section 5.4 Section 5.5

Disposition of Income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Trust Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Trust Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Payment from Fund. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

19 19 19 19 20
ARTICLE VI Section 6.1 Section 6.2

Trustee Records and Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Settlement of Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

20 21

Table of Contents (continued)
ARTICLE VII Section 7.1 Section 7.2

Resignation and Removal of Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Successor Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

21 22
ARTICLE VIII Section 8.1	Amendment of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	22
ARTICLE IX Section 9.1 Section 9.2

Termination of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Liquidation of Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

23 23
ARTICLE X Section 10.1 Section 10.2 Section 10.3 Section 10.4 Section 10.5 Section 10.6 Section 10.7 Section 10.8

Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Gender. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Non-Alienation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Addresses of Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Trust Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

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AZTAR CORPORATION NONQUALIFIED RETIREMENT PLAN TRUST

            THIS AGREEMENT (the "Trust Agreement") is made as of the 3d day of January 2003, by and between Aztar Corporation, a corporation having its principal office at 2390 East Camelback Road, Suite 400, Phoenix, Arizona 85016 (the "Company") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office at 225 Franklin Street, Boston, Massachusetts 02110 (the "Trustee").

W I T N E S S E T H

            WHEREAS, the Company has incurred and expects to continue to incur certain unfunded liabilities with respect to certain employees pursuant to the Aztar Corporation Nonqualified Retirement Plan for Senior Executives, effective January 1, 1990 (the "Plan") identified on Exhibit A attached hereto.

            WHEREAS, the Company desires to provide additional assurance to some or all such employees (the "Participants") and their beneficiaries or estates under the Plan (collectively, the "Beneficiaries") that their unfunded rights under the Plan will in the future be met or substantially met by application of the procedures set forth herein;

            WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Participants and their Beneficiaries in such manner and at such times as specified in the Plan;

            WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing supplemental retirement benefits for a select group of management or highly

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compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

            WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

            WHEREAS, contributions credited to the Fund (as hereinafter defined in Section 1.1), as determined by the Company from time to time in its sole discretion and the earnings thereon, shall be used by the Trustee solely in satisfaction of the liabilities of the Company with respect to the Participants in the Plan for whom the Fund has been established and expenses as provided herein and such utilization shall be in accordance with the procedures set forth herein;

            WHEREAS, upon satisfaction of all liabilities of the Company with respect to a Participant under the Plan, the balance, if any, shall remain in the Fund for the benefit of the other Participant(s) in such Plan in accordance with the procedures set forth herein;

            WHEREAS, upon satisfaction of all liabilities of the Company with respect to all Participants under the Plan in respect of the Fund, the balance, if any, remaining in the Fund shall revert to the Company, except that all amounts in all the Fund shall at all times be subject under this Agreement to the claims of the Company's creditors as hereinafter provided;

            WHEREAS, the Trustee has agreed to act as Trustee of the trust fund created hereunder and to hold and administer such assets as may be delivered to it as hereinafter provided;

            NOW, THEREFORE, in consideration of the premises and mutual and independent promises herein, the parties hereto do hereby establish the Trust and covenant and agree that the Trust shall be comprised, held and disposed of as follows:

ARTICLE I

            Section 1.1 Establishment of Trust. The Company hereby establishes with the Trustee a grantor trust consisting solely of such sums of money and such property acceptable to the Trustee as shall from time to time be paid or delivered to the Trustee and the earnings and profits thereon. Company hereby deposits with Trustee in the trust $6,216,957.00, which shall become the

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principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement. The Trust established hereunder shall be known as the Aztar Corporation Nonqualified Retirement Plan Trust. All such money and property, all investments made therewith and proceeds thereof, less the payments or other distributions which, at the time of reference, shall have been made by the Trustee, as authorized herein, are referred to herein as the "Fund" and shall be held by the Trustee, IN TRUST, in accordance with the provisions of this Agreement.

            The Trust hereby established shall be irrevocable.

            The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter I, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

            The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Participants and general creditors of the Company and affiliates or subsidiaries as herein set forth. Participants and their Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Participants and their Beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of Company's general creditors and general creditors of its affiliates or subsidiaries under federal and state law in the event of Insolvency, as defined in Section 3.4 herein.

            Upon a Change of Control, Company shall, as soon as possible, but in no event longer than ten (10) days following the Change of Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Participant or Beneficiary the benefits to which Participants or their Beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred.

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            Within ninety (90) days following the end of each Plan year, ending after the Trust has become irrevocable pursuant to Section 1.1 hereof, Company shall be required to irrevocably deposit additional cash or other property to the Trust in the amount sufficient to pay each Participant or Beneficiary the benefits payable pursuant to the terms of the Plan as of the close of the Plan year(s).

            Section 1.2 Trustee Responsibility. The Trustee shall hold, manage, invest and otherwise administer the Fund pursuant to the terms of this Agreement. The Trustee shall be responsible only for contributions actually received by it hereunder. The amount of each contribution made by the Company to the Fund shall be determined in the sole discretion of the Company, and the Trustee shall have no duty or responsibility with respect thereto. Except as otherwise specifically agreed to by the Trustee, the Trustee shall not be responsible for the administration of any Plan (including without limitation, the determination of Plan participation rights of employees of the Company and the determination of benefits of the Participants of any Plan); provided, however, that upon a Change in Control, the Trustee shall maintain records as provided in Sections 1.4 and 3.1 and shall make payments to Participants as provided in Section 3.3. The Trustee shall not have any authority or obligation to determine the adequacy of or to enforce the collection from the Company of any contribution to the Fund. Except to the extent that the Trustee has otherwise specifically agreed in writing, the Trustee shall not be responsible, directly or indirectly, for the investment or reinvestment of the assets of the Fund, which investment and reinvestment shall be the sole responsibility of the Company unless otherwise delegated by the Company as provided in ARTICLE IV hereof; provided, however, that upon a Change in Control, the Trustee shall become responsible for the investment and reinvestment of the assets of the Fund as elsewhere provided herein.

            Section 1.3 Fund Allocation to Participants. The Company shall maintain in an equitable manner a separate record of the share of such Participant under the Plan in the Fund. The Company may select and retain a third party administrator to maintain such records. A record

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maintained by the Company or a third party administrator with respect to a Participant under the Plan shall represent the portion of the Fund allocated to provide benefits to such Participant under the Plan. The Fund shall be revalued by the Trustee at current market values, as determined by the Trustee, as of the last business day of each calendar year and as of such additional dates as the Trustee shall determine to be appropriate. The Trustee shall certify to the Company the results of each such valuation, whereupon each Participant's record shall be equitably adjusted by the Company to reflect its share of income, expense, appreciation and depreciation since the preceding valuation date. Each Participant (or Beneficiary of a deceased Participant) shall receive a statement of the value of his share of the Fund at least annually. Such statement shall be provided by the Company prior to a Change in Control and by the Trustee after a Change in Control.

            Section 1.4 Fund Allocation to Participants Following Change in Control. Notwithstanding the foregoing, upon a "Change in Control" (as defined in Section 1.5), the Trustee shall become responsible for the maintenance of separate records for each Participant under the Plan and for the periodic adjustments of the Fund in accordance with the procedures described herein. The Trustee may select and retain a third party administrator to maintain such separate records. The full expense incurred by the Trustee in maintaining such separate records shall be paid by the Company, and until so paid shall constitute a charge upon the Fund.

            Section 1.5 Change in Control. For purposes of this Agreement, a "Change in Control" shall be deemed to occur if (i) any "person" (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company, any person who on the date hereof is a director or officer of the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the

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Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this Section) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

            The Trustee may request that the Company furnish evidence to determine, or to enable the Trustee to determine, whether a Change in Control has occurred. In performing any of its obligations or taking any discretionary action under this Trust Agreement which is dependent upon a Change in Control having occurred, the Trustee may rely on its determination, including an opinion of counsel (who may be counsel to the Company or Trustee), that a Change in Control has occurred, unless such a determination arises out of the Trustee's gross negligence or willful misconduct. The Trustee's determination as to whether a Change in Control has occurred shall be binding and conclusive on all persons.

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ARTICLE II

            Section 2.1 Funding of Trust and Plan. The Company represents and agrees that the Trust established under this Trust Agreement does not fund and is not intended to fund the Plan or any other employee benefit plan or program of the Company. Such Trust is and is intended to be a depository arrangement with the Trustee for the setting aside of cash and other assets of the Company as and when it so determines in its sole discretion for the meeting of part or all of its future retirement obligations to the Participants and their Beneficiaries under the Plan. Contributions by the Company to the Trust shall be in amounts determined solely by the Company. The Company shall make its contributions to the Trust in accordance with appropriate corporate action and the Trustee shall have no responsibility with respect thereto, except to add such contributions to the Fund. The purpose of this Trust is to provide a fund from which retirement benefits may be payable under the Plan and as to which Participants and their Beneficiaries may, by exercising the procedures set forth herein, have access to some or all of their benefits as such become due without having the payment of such benefits subject to the administrative control of the Company unless the Company becomes Insolvent as defined in Section 3.4.

            Section 2.2 Company as Owner. Nothing provided in this Agreement shall relieve the Company of its liabilities to pay the retirement benefits provided under the Plan except to the extent such liabilities are met by application of Fund assets. It is the intent of the Company to have the Fund established hereunder treated as a separate trust designed to satisfy in whole or in part the Company's legal liability under the Plan in respect of the Participant for whom the separate record has been established. The Company, therefore, agrees that all income, deductions and credits for each such separate record belongs to it as owner for income tax purposes and will be included on the Company's income tax returns.

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            Section 2.3 NON-ERISA Plan. The Company further represents that the Plan is an unfunded nonqualified supplemental retirement plan for a select group of highly-compensated and management employees and as such are exempt from the application of Parts 2, 3 and 4 of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Company further represents that the Plan is not qualified under Section 401 of the Internal Revenue Code ("Code") and therefore is not subject to any of the Code requirements applicable to tax-qualified plans.

            Section 2.4 Participants as Unsecured Creditors. Participants and their Beneficiaries shall have the rights under this Trust Agreement of unsecured General Creditors of the Company or its affiliates and subsidiaries as applicable and shall not have any preferred claim on, or any beneficial ownership interest in, the Fund prior to the time amounts in the Fund are paid to such Participants or Beneficiaries as benefits under Section 3.3.

ARTICLE III

            Section 3.1 Recordkeeping After Change in Control. The Trustee shall maintain all records dealing with the Fund and its investment and such other Participant records as are contemplated by this Trust Agreement, including the maintenance of the separate records of each Participant under this Trust Agreement after a Change in Control. All such records shall be made available promptly on the request of the Company. After a Change in Control, the Trustee shall also prepare and distribute Participants' annual statements.

            Section 3.2 Information to be Provided to Trustee. The Company shall maintain and furnish the Trustee with such reports, documents and information as shall be required by the Trustee to perform its duties and discharge its responsibilities under this Trust Agreement, including without limitation, a certified copy of the Plan and any and all amendments thereto, and written reports setting forth the name, address, date of birth, and social security or tax identification number of each Participant and Beneficiary, a listing of the adjusted value of each separate record for a Participant as of each valuation date prior to a Change in Control, and a listing, if applicable, of each Participant's accrued benefit (determined as of the most recent

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December 31 or such other date as may be determined by the Company prior to a Change in Control) under the Plan. The Trustee shall be entitled to rely on the most recent reports, documents and information furnished to it by the Company. The Company shall be required to notify the Trustee as to the termination of employment of any Participant by death, retirement or otherwise. Notwithstanding the foregoing, at any time after a Change in Control, the Trustee may rely upon information provided to the Trustee by the Participant (or the Beneficiary of a deceased Participant).

            The Company shall arrange for each Investment Manager appointed pursuant to Section 4.7 to furnish the Trustee with such valuations and reports as are necessary to enable the Trustee to fulfill its obligations under this Trust Agreement, and the Trustee shall be fully protected in relying upon such valuations and reports.

            After the execution of this Agreement, the Company shall promptly file with the Trustee a certified list of the names and specimen signatures of the officers of the Company and any delegee authorized to act for it. The Company shall promptly notify the Trustee of the addition or deletion of any person's name to or from such list, respectively. Until receipt by the Trustee of notice that any person is no longer authorized so to act, the Trustee may continue to rely on the authority of the person. All certifications, notices and directions by any such person or persons to the Trustee shall be in writing signed by such person or persons. The Trustee may rely on any such certification, notice or direction purporting to have been signed by or on behalf of such person or persons that the Trustee believes to have been signed thereby. The Trustee may rely on any certification, notice or direction of the Company that the Trustee believes to have been signed by a duly authorized officer or agent of the Company. The Trustee shall have no responsibility for acting or not acting in reliance upon any notification believed by the Trustee to have been so signed by a duly authorized officer or agent of the Company. If at any time there is no person authorized to act under this Agreement in behalf of the Company, the Board of Directors of the

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Company (or if the Board has ceased to exist, the individuals who last served as Directors) shall have the authority to act hereunder.

            Section 3.3 Payments to Participants. Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Participant (and his or her Beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the amount required by law to be withheld under federal, state and local wage withholding requirements or otherwise, the form in which such amount is to be paid as provided for or available under the Plan, and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Participants and their Beneficiaries in accordance with such Payment Schedule. The Trustee shall make provisions, in accordance with Section 3.7 hereof, for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan.

            The entitlement of a Participant or his or her Beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

            Company may make payment of benefit directly to Participants or their Beneficiaries as it becomes due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their Beneficiaries. The Company shall be solely responsible for determining federal, state, and local taxes or withholding on these payments.

            Subject to Sections 3.4 and 3.7, the Trustee shall commence distributions from the Fund under the Plan upon the receipt of written notification by the Company or, after a Change in Control, by the Participant (or by the Beneficiary with respect to a deceased Participant) that such Participant (or Beneficiary) has become entitled to receive benefit payments under the Plan. Such notification shall include the amount of such benefits, the manner of payment and the name,

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address and social security number of the recipient. The Trustee may take such reasonable steps as it, in its sole discretion, determines are necessary to verify any claim by a Participant (or Beneficiary) that such Participant (or Beneficiary) has become entitled to receive benefit payments under the Plan and to verify any information provided by such Participant (or Beneficiary) as to the amount of such benefits and the manner of their payment. Upon receipt of proper notification and appropriate federal, state and local tax withholding information, the Trustee shall commence distributions of cash or securities, if applicable, from the Fund in accordance with the terms of the Plan. Payment shall be mailed to the person to whom such distribution or payment is to be made, at such address as may have been last furnished to the Trustee. All benefits payable from the Fund to a Participant (or a Beneficiary) under the Plan shall be paid solely from the Fund established under the Plan, and only if and to the extent the amounts credited to the Participant, based upon the separate record established and maintained by the Company with respect to the Plan, are sufficient therefor, and the Participant's separate record established and maintained by the Company with respect to the Plan shall be charged with the amount of such payments. The Trustee shall have no responsibility for and shall incur no liability with respect to any payment made pursuant to a direction received in accordance with this Section 3.3.

            Section 3.4 Company Insolvency. Notwithstanding any provision in this Trust Agreement to the contrary, if at any time while the Trust is still in existence the Company becomes Insolvent (as defined herein), the Trustee shall upon written notice thereof suspend the payment of all benefits from the Fund and shall thereafter hold the Fund in suspense until it receives a court order directing the disposition of the Fund; provided, however, the Trustee may deduct or continue to deduct its fees and expenses and other expenses of the Trust, including taxes, pending the receipt of such court order. The Company shall be considered to be Insolvent if (a) it is unable to pay its debts as they fall due or (b) bankruptcy or insolvency proceedings are initiated by its creditors or the Company or any third party under the Bankruptcy Act of the

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United States or the bankruptcy laws of any State alleging that the Company is insolvent or bankrupt.

            At all times during the continuance of this Trust, as provided in Section 1.1 hereof, the principal and income of the Trust shall be subject to claims of General Creditors of Company or its affiliates and subsidiaries under federal and state law as set forth below.

            By its approval and execution of this Trust Agreement, the Company represents and agrees that its Board of Directors and Chief Executive Officer, as from time to time acting, shall have the duty to inform the Trustee in writing of the Company's Insolvency and the Trustee shall be entitled to rely thereon to the exclusion of all directions or claims to pay benefits thereafter made. If a person, considered by the Trustee to be reliable and responsible, claiming to be a creditor of Company, alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

            Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

            If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Participants or their Beneficiaries and shall hold the assets of the Trust for the benefit of Company's General Creditors or its affiliates and subsidiaries. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their Beneficiaries to pursue their rights as General Creditors of Company or its affiliates and subsidiaries with respect to benefits due under the Plan otherwise.

            If after an event of Insolvency, the Company later becomes solvent without the entry of a court order concerning the disposition of the Fund, the Company shall by written notice so inform

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the Trustee and the Trustee shall thereupon resume all its duties and responsibilities under this Trust Agreement without regard for this Section 3.4 until and unless the Company again becomes Insolvent as such term is defined herein.

            Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to this Section 3.4 and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their Beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their Beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

            Section 3.5 Satisfaction of Plan Liabilities. Upon the satisfaction of all Company liabilities under the Plan to a Participant (and such Participant's Beneficiary) for whom a separate record has been established as set forth in this Trust Agreement, the balance, if any, remaining in such Participant's separate record shall thereupon be reallocated ratably to all Participants being continued under such Plan (including those separate records which may have previously been reduced to a zero balance) in the ratio that liabilities in respect of each such Participant (and Beneficiary) under the Plan bear to the total liabilities to all such Participants (and Beneficiaries) for whom separate records have been established with respect to such Plan. Upon the satisfaction of all Company liabilities under the Plan, the Trustee shall thereupon hold or distribute the Fund in accordance with the written instructions of the Company.

            Section 3.6 Payments to Company. At no time prior to the Company's Insolvency, as defined in Section 3.4, or the satisfaction of all liabilities of the Company under the Plan in respect of all Participants and Beneficiaries having separate records as set forth hereunder, shall any part of the Fund revert to the Company.

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            Except as provided in Section 3.4 hereof, the Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trustee assets before all payment[s] of benefits have been made to Participants and their Beneficiaries pursuant to the terms of the Plan.

            3.7 Tax Withholding. The Trustee shall withhold from any payment to a Participant (or a Beneficiary) hereunder the amount required by law to be so withheld under federal, state and local wage withholding requirements or otherwise, in accordance with the Company's instructions, and shall deliver and pay over such amounts to the Company for its payment to the appropriate taxing authorities. The Trustee shall be indemnified (including costs, penalties and interests) by the Company and each Participant for following any withholding or tax payment instructions or lack thereof.

ARTICLE IV

            Section 4.1 Standard of Care. The Trustee and each Investment Manager appointed pursuant to Section 4.7 shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims (those being the preservation of Trust assets); provided, however, that the Trustee shall incur no liability to anyone for any action taken pursuant to a direction, request, or approval given in writing by the Company and contemplated by and complying with the terms of this Agreement or the Plan, or for any failure to take any action in the absence of such a direction, request or approval. The duties of the Trustee shall only be those specifically undertaken pursuant to this Trust Agreement. The Trustee may consult with legal counsel (who may be counsel for the Trustee or for the Company) with respect to any of its duties or obligations hereunder, and shall be fully protected in acting or refraining from acting in accordance with the advice of such counsel.

            Section 4.2 Investment of Trust Assets. Unless an Investment Manager has been appointed pursuant to Section 4.7, or the Company and the Trustee have mutually agreed in a

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separate writing that the Trustee shall have and exercise investment discretion, in either case with respect to all or a portion of the assets of the Trust, the Company shall have complete discretion with respect to the investment of such assets at all times prior to a Change in Control, and shall direct the Trustee accordingly. After a Change in Control, the Trustee shall have and exercise investment discretion with respect to all assets of the Trust, including the power to appoint an Investment Manager (who may be an affiliate of the Trustee). Subject to the foregoing, the Trustee shall have the power:

(a) to purchase, receive or subscribe for any securities or other property, and to retain in trust such securities or other property, without being limited to the classes of property in which trustees are authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the Fund;

(b) to retain any securities issued by the Company and received by the Trustee;

(c) to sell for cash or on credit, to grant options, convert, redeem, exchange for other securities or other property, to enter into standby agreements for future investment, either with or without a standby fee, or otherwise to dispose of any securities or other property held by it;

(d) to vote in person or by proxy, or to refrain from voting, in respect of any securities held by the Fund, and to give general or special proxies or powers of attorney with or without power of substitution, and to exercise any conversion privileges, subscription rights or other options; to oppose or consent to reorganizations, recapitalizations, consolidations, mergers and similar transactions with respect to such securities; and generally to exercise any of the powers of an owner with respect to any securities or other property held by the Fund;

(e) with respect to any investment, to consent or object to or otherwise request any action or nonaction on the part of any corporation, association or trust or of the directors, officers, stockholders or trustees of any such corporation, association or trust;

(f) to settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Fund;

(g) to deposit any property in any voting trust, or with any protective, reorganization or similar committee, or with depositories designated thereby; to delegate power thereto; and to pay or agree to pay part of its expenses and compensation and any assessments levied with respect to any property so deposited;

(h) to deposit securities with custodians, subcustodians, or securities clearing corporations or depositories or similar organizations, whether located within the Commonwealth of Massachusetts or elsewhere in the United States or abroad;

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(i) to commence or defend suits or legal proceedings and to represent the Fund in all suits or legal proceedings in any court or before any other body or tribunal (provided, however, that the Trustee shall have no obligation to take any legal action for the benefit of the Fund unless it shall be first indemnified for all expenses in connection therewith, including without limitation counsel fees);

(j) to hold uninvested any monies received by it, without liability for interest thereon, until such monies shall be invested, reinvested or disbursed;

(k) to register or cause to be registered any securities or other property held by it hereunder in its name or in the name of any nominee with or without indication of the capacity in which the securities shall be held, and to hold any securities in bearer form;

(l) to employ suitable agents and legal counsel, who may be counsel for the Company or the Trustee, and, as a part of its reimbursable expenses under this Agreement, to pay such agent's and counsel's reasonable compensation and expenses;

(m) to appoint one or more individuals or corporations as a custodian of any property and, as a part of its reimbursable expenses under this Agreement, to pay the reasonable compensation and expenses of any such custodian;

(n) for the purpose of the Fund, to borrow money in such amounts and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the Fund, from others, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it;

(o) to form any corporation, association, partnership, or joint venture under the laws of any jurisdiction, or to participate in the forming of any such corporation, association, partnership, or joint venture, or to acquire an interest in or otherwise make use of any corporation, association, partnership, or joint venture for he purpose of facilitating the Fund's investing in and holding title to any property;

(p) for the purpose of facilitating the Fund's investing in and holding title to real or personal property or part interests therein, whatever situate, to appoint one or more individuals or corporations as a subtrustee or subtrustees, and to pay the reasonable compensation and expenses of each such subtrustee. Any such subtrustee, upon being appointed, shall act with such one or more of all of the powers, authorities, discretions, duties and functions of the Trustee under this Section 4.2 as shall be designated in the instrument establishing such subtrust including, without limitation, the power to receive and hold property, real or personal, or part interest therein, oil, mineral or gas properties, royalty interests or rights, including equipment pertaining thereto, leaseholds, mortgages and other interests in realty, situated in any state of the United States of America in which the subtrustee is authorized to act as a trustee;

(q) to lease any property, to sell or acquire any property (at public or private sale and for cash or on credit), to grant or acquire options for the purchase of any property and generally to make, execute, acknowledge and deliver any and all deeds, leases, assignments and instruments whenever such action may be required to perform its obligations hereunder;

(r) to write or purchase call or put options;

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(s) to trade in financial options and futures, including index options and options on futures and to take appropriate actions in connection therewith;

(t) to purchase and sell foreign exchange and contracts for foreign exchange, including transactions with the Trustee, its affiliates, agents or subcustodians;

(u) to invest at State Street Bank and Trust Company (i) in any type of interest bearing investment (including but not limited to savings accounts, money market accounts, certificates of deposit and repurchase agreements) and (ii) in non-interest bearing accounts (including but not limited to checking accounts) and (iii) in common or collective investment funds managed by the Trustee.

(v) generally to do all actions, exclusive of acts involving investment management discretion, which the Trustee may deem necessary or desirable for the protection of the Fund;provided, however, that, prior to a Change in Control unless otherwise mutually agreed to in a separate writing between the Company and the Trustee, the powers specified in subsections (a) through (g) and (n) through (u) above shall be exercised by the Trustee only upon the specific direction of the Company or an Investment Manager in accordance with the provisions of this Agreement, and the Trustee shall not incur any liability for acting in accordance with such directions or for failing to act in the absence of such directions.

            Section 4.3 Securities. Wherever used in this Agreement, the term "securities" shall include bonds, mortgages, notes, obligations, warrants and stocks of any class, certificates of participating or shares of any mutual investment company, trust or fund, and such other evidences of indebtedness and certificates of interest as are usually referred to by the term "securities.".

            Section 4.4 Company Stock.

            In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Participants.

            Section 4.5 Proxies. In order to permit the Company or an Investment Manger, as the case may be, to make timely and informed decisions regarding the management of those assets in the Fund subject to its respective control, the Trustee shall forward to the Company or each such Investment Manager, as the case may be, for appropriate action any and all proxies, proxy

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statements, notices, requests, advice or other communications received by the Trustee (or its nominee) as the record owner of such assets.

            Section 4.6 Trustee Powers. Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein.

            Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

            Section 4.7 Investment Managers. The Company (prior to a Change in Control) or the Trustee (after a Change in Control) may from time to time appoint one or more Investment Managers to manage any portion of the Fund and, with respect to such portion, to direct the Trustee with respect to effecting investment transactions on behalf of the Fund and exercising such other powers as may be granted to Investment Managers hereunder. Prior to a Change in Control, the Company shall give prompt written notice to the Trustee of any such appointment, upon which the Trustee shall rely until it receives from the Company written notice of the termination of such appointment. In each case where such an appointment is made, the Company or the Trustee, as the case may be, shall determine the assets of the Fund to be allocated to the Investment Manager from time to time and the Company, if applicable, shall issue appropriate instructions to the Trustee with respect thereto. The Trustee shall not be liable for the acts or omissions of such Investment Manager, shall be under no duty to question any direction of an Investment Manager with respect to the portion of the Fund managed by such Investment Manager, to review any securities or property held in such portion, to make any suggestions with respect to the investment and reinvestment of such portion, or (prior to a Change in Control) to evaluate the performance of any Investment Manager, and shall be fully protected in acting in accordance with the directions of an Investment Manager or for failing to act in the absence of

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such directions, the Trustee's sole responsibility being to comply with the standard of care set forth in Section 4.1 in appointment and retaining any Investment Manager after a Change in Control.

ARTICLE V

            Section 5.1 Disposition of Income. During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

            Section 5.2 Trust Taxes. The Company shall pay any and all federal, state or local taxes on the Fund, or any part thereof, and on the income therefrom.

            Section 5.3 Trust Expenses. The Company shall pay to the Trustee its reasonable expenses for the management and administration of the Fund, including without limitation advances for or prompt reimbursement of reasonable expenses of counsel, custodians and other agents employed by the Trustee, and reasonable compensation for its services as Trustee hereunder, the amount of which shall be agreed upon from time to time by the Company and the Trustee in writing. Such expenses and compensation shall be a charge on the Fund and shall constitute a lien on the Fund in favor of the Trustee unless and until paid by the Company. If the Company does not pay the aforesaid within sixty (60) days of being billed for same, State Street, may enforce its lien on the Fund.

            Section 5.4 Indemnification. Provided that the Trustee has complied with the terms of this Trust Agreement, including, but not limited to, Section 4.1, the Company hereby agrees to indemnify and hold harmless the Trustee from and against any losses, costs, damages, claims or expenses, including without limitation reasonable attorneys' fees, which the Trustee may incur or pay out in connection with, or otherwise arising out of, either the performance by the Trustee of its duties hereunder or the Trustee's status as such. Any amount payable to the Trustee under Section 5.3 or this Section 5.4 and not previously paid by the Company pursuant to this Trust shall be paid by the Company promptly upon demand therefor by the Trustee or, if the Trustee so chooses in its sole discretion, from the Fund. In the event that payment is made hereunder to the

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Trustee from the Fund, the Trustee shall promptly notify the Company in writing of the amount of such payment. The Company agrees that, upon receipt of such notice, it will deliver to the Trustee to be held in the Fund an amount in cash equal to any payments made from the Fund to the Trustee pursuant to Section 5.3 or this Section 5.4. The failure of the Company to transfer any such amount shall not in any way impair the Trustee's right to indemnification, reimbursement and payment pursuant to Section 5.3 or this Section 5.4.

            Section 5.5 Payment from Fund. All payments to, or reimbursements of, the Trustee pursuant to this Article V may be made without approval or direction of the Company.

ARTICLE VI

            Section 6.1 Trustee Records and Accounts. The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder except those separate records to be established and maintained by the Company as set forth in this Trust Agreement, and all accounts, books and records relating thereto shall be open to inspections and audit at all reasonable time by any persons designated by the Company. The Trustee shall be entitled to reasonable compensation and reimbursement of its reasonable expenses incurred in connection with such audits or inspections. Within ninety (90) days following the close of each fiscal year of the Fund (which shall be the calendar year), and within ninety (90) days after the removal or resignation of the Trustee as provided in ARTICLE VII hereof, the Trustee shall render to the Company a written account setting forth in reasonable summary the investments, receipts, disbursements and other transactions effected by the Trustee or reported to it by such Investment Managers as may be appointed hereunder during the preceding fiscal year or during the period from the close of the last such fiscal year to the date of such removal or resignation. Upon the expiration of 90 days from the date of filing such annual or other account, the Trustee shall be forever released and discharged from all liability and accountability to anyone with respect to the propriety of all acts and transactions shown in such account, except with respect to

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any such acts or transactions as to which the Company shall within such 90 day period file with the Trustee written objections.

            The Trustee shall from time to time make such other reports and furnish such other information concerning the Fund as the Company may reasonably request or as may be required by the Plan.

            Section 6.2 Settlement of Accounts. Notwithstanding the foregoing Section 6.1, the Trustee shall have the right to apply at any time to a court of competent jurisdiction for the judicial settlement of the Trustee's account, and in any case it shall be necessary to join as parties thereto only the Trustee and the Company; and any judgment or decree which may be entered therein shall be conclusive upon all persons having or claiming to have any interest in the Fund or under the Plan.

ARTICLE VII

            Section 7.1 Resignation and Removal of Trustee. The Trustee may resign at any time by delivering written notice thereof to the Company; provided, however, that no such resignation shall take effect until the earlier of (i) thirty (30) days from the date of delivery of such notice to the Company, unless such notice period is waived in whole or in part by the Company or (ii) the appointment of a successor trustee pursuant to Section 7.2. The Trustee may be removed at any time by the Company, pursuant to a resolution of the Board of Directors of the Company (or a duly authorized committee thereof), by delivering to the Trustee a certified copy of such resolution. Such removal shall take effect upon the earlier of (i) thirty (30) days from the date of delivery of such resolution, unless such notice period is waived in whole or in part by the Trustee or (ii) the appointment of a successor trustee pursuant to Section 7.2. Notwithstanding the foregoing, after a Change in Control, any such removal of the Trustee shall be effective only with the written consent of Participants (or Beneficiaries of deceased Participants) having at least a majority of all amounts then held in the Fund credited to their separate records. If, within thirty

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(30) days of the delivery of written notice of resignation or removal, a successor trustee shall not have been appointed, the provisions of Section 7.2 shall apply.

            Section 7.2 Successor Trustee. Upon the resignation or removal of the Trustee, a successor trustee shall be appointed by the Company; provided, however, that after a Change in Control such appointment shall be effective only with the written consent of Participants (or Beneficiaries of deceased Participants) having at least a majority of all amounts then held in the Fund credited to their separate records. If the Company (and, after a Change in Control, such Participants and Beneficiaries) are unable to so agree upon a successor trustee within thirty (30) days after such notice, the Trustee shall be entitled, at the expense of the Company, to petition a United States District Court or any of the courts of the Commonwealth of Massachusetts having jurisdiction to appoint its successor. The Trustee shall continue to serve, and to receive its compensation and reimbursement of its expenses, until its successor accepts the trust and receives delivery of the Fund. Such successor trustee shall be a commercial bank or trust company which is established under the laws of the United States or a State within the United States and which is not an affiliate of the Company. Such appointment shall take effect upon the delivery to the Trustee of (a) a written appointment of such successor trustee, duly executed by the Company, and (b) a written acceptance by such successor trustee, duly executed by an authorized officer. Any successor trustee shall have all the rights, powers and duties granted the Trustee hereunder. Upon the resignation or removal of the Trustee and the appointment of a successor trustee, and after the acceptance and approval of its account, the Trustee shall transfer and deliver the Fund to such successor. Under no circumstances shall the Trustee transfer or deliver the Fund to any successor which is not a bank or trust company as hereinabove defined.

ARTICLE VIII

            Section 8.1 Amendment of Trust. This Agreement may be amended, in whole or in part, at any time and from time to time, by the Company, pursuant to a resolution of the Board of

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Directors (or a duly authorized committee thereof), by delivery to the Trustee of a certified copy of such resolution and a written instrument duly executed and acknowledged in the same form as this Agreement; provided no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1.1 hereof, provided further, however, that the duties and responsibilities of the Trustee shall not be increased without the Trustee's written consent; and provide further that, after a Change in Control any such amendment affecting any Account or the procedures for distribution thereof shall not become effective until sixty (60) days after a copy of such amendment has been delivered by registered mail by the Company or the Trustee to each person entitled to receive a statement of a Participant's Account under Section 1.3 hereof. In the event the Company or the Trustee receives written objections to such amendment from such person within such sixty (60) day period, such amendment shall be ineffective and void in respect of the Participant (or Beneficiary) so objecting.

ARTICLE IX

            Section 9.1 Termination of Trust. The Trust established pursuant to this Agreement shall terminate upon the earlier of (i) the exhaustion of the Fund or (ii) the satisfaction of all Company liabilities under the Plan with respect to all Participants (and Beneficiaries) with respect to whom the Fund has been established hereunder; provided however, that the Trust shall terminate in any event upon the expiration of twenty-one (21) years after the death of the last survivor of the group of persons consisting of all employees of the Company who are living on the date of the execution of this Trust Agreement.

            Section 9.2 Liquidation of Trust. Upon the termination of the Trust in accordance with Section 9.1, the Trustee shall, after the acceptance and approval of its account, distribute the remaining Fund assets, if any, to the Company. Upon completing such distribution, the Trustee shall be relieved and discharged of all liabilities and obligations hereunder. The powers of the Trustee shall continue as long as any part of the Fund remains in its possession.

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ARTICLE X

            Section 10.1 Governing Law. This Agreement shall be construed and interpreted under, and the Trust hereby created shall be governed by, the laws of the Commonwealth of Massachusetts.

            Section 10.2 Gender. Neither the gender nor the number (singular or plural) of any word shall be construed to exclude another gender or number when a different gender or number would be appropriate.

            Section 10.3 Non-Alienation. No right or interest of any Participant or Beneficiary under the Plan or in the Fund shall be transferable or assignable or subject to alienation, anticipation or encumbrance, and no right or interest of any Participant or Beneficiary in the Plan or in the Fund shall be subject to any garnishment, attachment or execution. Notwithstanding the foregoing, the Fund shall at all times remain subject to the claims of creditors of the Company in the event the Company becomes Insolvent as provided in Section 2.1.

            Section 10.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of any successor to the Company as the result of merger, consolidation, reorganization, or otherwise. In the event of any such merger, consolidation, reorganization, or other similar transaction, the successor to the Company shall promptly notify the Trustee in writing of its successorship and furnish the Trustee with the information specified in Section 3.2 of this Agreement.

            Section 10.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute only one Agreement.

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            Section 10.6 Addresses of Parties. Communications to the Trustee shall be sent to

State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110
Attn.: Brian Emond
Tel.: 617 985 1071
Fax: 617 537 5409

or to such other address as the Trustee may specify in writing. Communications to the Company shall be sent to the Company's principal offices or to such other address as the Company may specify in writing.

            Section 10.7 Severability. In the event that any provision of this Trust or the application thereof to any person or circumstances shall be determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Trust shall be valid and enforced to the fullest extent permitted by law.

[Remainder of page intentionally left blank.]

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            Section 10.8 Trust Beneficiaries. Each Participant (and Beneficiary of a deceased Participant) is an intended beneficiary under this Trust, and shall be entitled to enforce all terms and provisions hereof with the same force and effect as if such person had been a party hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed and their respective corporate seals to be hereto affixed this  23rd  day of  December , 2002.
Attest: BRIAN P. EMOND Brian P. Emond Assistant Vice President	STATE STREET BANK AND TRUST COMPANY By: JOHN J. MCCORKLE Name: John J. McCorkle Its: Vice President
Attest: MERIDITH P. SIPEK Meridith P. Sipek Controller	AZTAR CORPORTION By: N.W. ARMSTRONG JR. Name: Nelson W. Armstrong Jr. Its: Vice President, Administration and Secretary

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